UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

FutureTech II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41289	87-2551539
(Commission File Number)	(IRS Employer Identification No.)

128 Gail Drive New Rochelle, NY	10805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 316-4805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FTIIU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	FTII	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FTIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 23, 2024, FutureTech II Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the Company’s Market Value of Listed Securities was below the minimum of $50 million required for continued listing on The Nasdaq Global Market (the “Market Value Standard”) pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “Rule”). The Notice provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days from the date of the Notice, or until October 21, 2024, to regain compliance with the Market Value Standard.

On October 23, 2024, the Company received a notice from the Staff (the “Staff’s Determination”) stating that the Company has not regained compliance with the Rule and the Company’s securities will be delisted from The Nasdaq Global Markets unless the Company requests an appeal of this determination by October 30, 2024 or apply to list its securities on The Nasdaq Capital Markets by October 30, 2024. If the Company does not appeal the Staff’s delisting determination or does not apply to list its securities on The Nasdaq Capital Markets by October 30, 2024, trading of the Company’s Class A Common Stock, Warrants and Units will be suspended at the opening of business on November 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On October 29, 2024, the Company appealed the Staff’s Determination and requested for a hearing (the “Hearing”) to the Hearings Panel (the “Panel”). On October 30, 2024, the Company received a letter from Nasdaq stating that the delisting action has been stayed, pending a final written decision by the Panel, and that the date of the Hearing will be December 17, 2024. The deadline for submission of materials to the Panel for review is November 27, 2024. The letter also contained hearing instructions.

The Company plan to use our best efforts to provide the Panel the information needed to regain compliance with Nasdaq at the Hearing. However, there can be no assurance that the Company will be able to regain compliance with Nasdaq at the Hearing or maintain compliance with Nasdaq listing criteria.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including the Company’s ability to successfully appeal a delisting determination, the Company’s ability to resolve the deficiency under the Market Value Standard and regain compliance with the Market Value Standard or the Company’s ability to successfully transfer the listing of its securities to The Nasdaq Capital Market. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s final prospectus for its initial public offering filed with the SEC on February 17, 2022, and other documents of the Company filed, or to be filed, with the Securities and Exchange Commission, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.

Date: October 31, 2024	By:	/s/ Ray Chen
	Name:	Ray Chen
	Title:	Chief Executive Officer